 Exhibit 99.3

December 11, 2019

Ucommune Group Holdings Limited

Floor 8, Tower D

No. 2 Guang Hua Road

Chaoyang District, Beijing

People’s Republic of China, 100025

Re: Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

Ladies and Gentlemen:

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co. (the “Consultant,” or “Frost & Sullivan”) hereby consents to the references to its name in (i) the registration statement on Form F-1 (together with any amendments thereto, the “Registration Statement”), as well as the prospectus included in the Registration Statement (together with any prospectus supplement and related free writing prospectus, the “Prospectus”), in relation to the proposed initial public offering (“Offering”) of Ucommune Group Holdings Limited (the “Company”), to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, (ii) the Company’s roadshow presentation to be posted on the Company’s website and/or to be used during the institutional and retail roadshows, any other marketing materials, publicity materials and documents and materials used in any marketing activities (“Marketing Materials”); (iii) any written correspondences with the SEC and any other future filings with the SEC, including filings on Form 20-F, Form 6-K or other registration statements (collectively, the “Future SEC Filings”), (iv) future offering documents (“Future Offering Documents”), (v) websites or publicity materials of the Company and its subsidiaries and affiliates (“Websites”), (vi) other publicity materials in connection with the Offering.

The Consultant hereby further consents to the inclusion of, summary of and reference to (i) the Frost & Sullivan report “Independent Research on Co-working Space Industry”; dated November 8th, 2019, including all the amendments and supplements thereto (the “Report”), published by the Consultant, and (ii) information, data and statements from the Report, as well as the citation of the foregoing, in the Registration Statement, Prospectus, Marketing Materials, Future SEC Filings, Future Offering Documents and Websites. It is further understood that Frost & Sullivan will be credited as the source of publication.

The Consultant further consents to the filing of this letter, and any of the amendments or supplements thereto, as an exhibit to the Registration Statement and any other Future SEC Filings should the filing of this letter be required.

In giving such consent, the Consultant does not thereby admit that the Consultant comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

[Signature page follows]

Yours very truly,

For and on behalf of
Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Yves Wang
Name:	Yves Wang
Title:	Managing Director